•

Ernst & Young LLP

•

Phone:

403 290-4100

Chartered Accountants

Fax:

403 290-4265

Ernst & Young Tower

1000 440 2 Avenue SW

Calgary AB Canada  T2P 5E9

November 1, 2005

British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

Manitoba Securities Commission

Ontario Securities Commission

Autorité des Marchés Financiers, Québec

The office of the Administrator, Securities Administration Branch, New Brunswick

Nova Scotia Securities Commission

Registrar of Securities, Prince Edward Island

Securities Commission of Newfoundland and Labrador

Registrar of Securities, Government of Northwest Territories

Registrar of Securities, Government of Nunavut

Registrar of Securities, Government of Yukon Territory

Dear Sirs:

Re:  Talisman Energy Inc. (the “Company”)

We are the auditors of the Company and under date of February 28, 2005 we reported on the following consolidated financial statements of the Company incorporated by reference in the prospectus supplement of the Company dated May 9, 2005 relating to the sale and issue of U.S.$375,000,000 5.125% notes due 2015 and U.S.$125,000,000 5.75% notes due 2035 and the related short form base shelf prospectus dated December 18, 2003 relating to the sale and issue of up to U.S.$1,000,000,000 of debt securities of the Company (collectively the “Prospectus”):

Consolidated balance sheets as at December 31, 2004 and 2003; and

Consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2004.

The Prospectus also incorporates by reference the following unaudited interim consolidated financial statements of the Company:

Consolidated balance sheet as at September 30, 2005; and

Consolidated statements of income, retained earnings and cash flows for the three and nine month periods ended September 30, 2005 and 2004 (the “Third Quarter Financial Statements”).

•

Ernst & Young LLP

•

Phone:

403 290-4100

Chartered Accountants

Fax:

403 290-4265

Ernst & Young Tower

1000 440 2 Avenue SW

Calgary AB Canada  T2P 5E9

We have not audited any financial statements of the Company as at any date or for any period subsequent to December 31, 2004.  Although we have performed an audit for the year ended December 31, 2004, the purpose and therefore the scope of the audit was to enable us to express our opinion on the consolidated financial statements as at December 31, 2004 and for the year then ended, but not on the consolidated financial statements for any interim period within that year.  Therefore, we are unable to and do not express an opinion on the Third Quarter Financial Statements, or on the financial position, results of operations or cash flows of the Company as at any date or for any period subsequent to December 31, 2004.

We have, however, performed a review of the Third Quarter Financial Statements of the Company. We performed our review in accordance with Canadian generally accepted standards for a review of interim financial statements by an entity’s auditor. Such an interim review consists principally of applying analytical procedures to financial data, and making enquiries of, and having discussions with, persons responsible for financial and accounting matters. An interim review is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements. An interim review does not provide assurance that we would become aware of any or all significant matters that might be identified in an audit.

Based on our review, we are not aware of any material modification that needs to be made for the Third Quarter Financial Statements to be in accordance with Canadian generally accepted accounting principles.

This letter is provided solely for the purpose of assisting the securities regulatory authorities to which it is addressed in discharging their responsibilities and should not be used for any other purpose.  Any use that a third party makes of this letter, or any reliance or decisions made based on it, are the responsibility of such third parties.  We accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this letter.

Yours very truly,

“Ernst & Young LLP”

Chartered Accountants